Exhibit 3.16
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
TRITON MOBILE STORAGE, INC.
The undersigned certify that:
1.	They are the president and secretary, respectively, of Triton Mobile Storage, Inc., a California corporation.

2.	Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is A Royal Wolf Portable Storage, Inc.”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is Six Hundred Forty Three Thousand Two Hundred Fifty (643,250). The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare, under penalty of perjury, under the laws of the State of California, that the matters set forth in this certificate are true and correct of our own knowledge.
Dated: June 22, 2001

/s/ Robert T. Skinner
Robert T. Skinner, President

/s/ Edmund R. Manwell
Edmund R. Manwell, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
INTERNATIONAL EQUIPMENT MARKETING, INC.
     The undersigned certify that:
     1. They are the president and secretary, respectively, of International Equipment Marketing, Inc., a California corporation.
     2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:
          “The name of this corporation is Triton Mobile Storage, Inc.”
     3. The Articles of Incorporation of this corporation are amended to add an Article V to read as follows:
“Article V
          A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
          B. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.
          C. Any repeal or modification of the foregoing provisions of this Article FIVE by the shareholders of this corporation shall not adversely affect any right of protection of a director or officer of this corporation existing at the time of such repeal or modification.”
     3. The foregoing amendments of Articles of Incorporation have been duly approved by the board of directors.
     4. The foregoing amendments of Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is Six Hundred Forty Three Thousand Two Hundred Fifty (643,250). The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: December 21, 1999

/s/ Robert T. Skinner
Robert T. Skinner, President

/s/ Edmund R. Manwell
Edmund R. Manwell, Secretary

ARTICLES OF INCORPORATION
OF
INTERNATIONAL EQUIPMENT MARKETING, INC.
Article I
     The name of this Corporation is INTERNATIONAL EQUIPMENT MARKETING, INC.
Article II
     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
Article III
     The name and address in the State of California of this Corporation’s initial agent for service of process is:
Michael Bristow
44 Great Circle Drive
Mill Valley, California 94941
Article IV
     This Corporation is authorized to issue only one class of shares of stock; and the total number of shares which this Corporation is authorized to issue is 1,000,000.
     Date: July 15, 1987.

/s/ Michael W.S. Bristow
Michael W.S. Bristow
Incorporator
     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Michael W.S. Bristow
Michael W.S. Bristow
Incorporator